                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):        December 27, 2001
                                                   ---------------------------


                                 Interiors, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




  Delaware                            0-24352               13-3590047
  --------                            -------               ----------
 (State or other jurisdiction         (Commission           (I.R.S. Employer
  of incorporation)                   File Number)           Identification No.)

         320 Washington Street
         Mt. Vernon, New York                            10553
         -------------------------------------------     ----------------
         (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:  (914) 665-5400
                                                     --------------------


-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                           CURRENT REPORT ON FORM 8-K

                                 INTERIORS, INC.

                                December 27, 2001


Item 1. Changes in Control of Registrant.

         On December 27, 2001, Interiors, Inc., a Delaware corporation (the "Company"), issued to Paladin Trading Company Ltd., a corporation organized under the laws of the Bahamas ("Paladin"), 100,000 shares of newly created non-convertible 6.0% Series F Preferred Stock, par value $0.01 per share (the "Series F Preferred Stock") of the Company. The Series F Preferred Stock entitles Paladin to elect that number of directors representing 75% of the total number of directors then constituting the whole Board as fixed pursuant to the bylaws of the Company from time to time.

         The Series F Preferred Stock was issued as part of a Debt Restructuring Agreement dated December 24, 2001 (the "Debt Restructuring Agreement") between, on the one hand, the Company and its subsidiaries Petals, Inc., TBD Three, Inc., f/k/a Stylecraft Lamps, Inc. ("Stylecraft"), Habitat Solutions, Inc. and Concepts 4, Inc., and, on the other hand, Limeridge LLC, The Endeavour Capital Fund, S.A. and The Endeavour Capital Investment Fund, S.A. (the Endeavour entities collectively, "Endeavour"), each of which is a secured lender to the Company. Pursuant to the Debt Restructuring Agreement, the Company, among other things, agreed to (i) permit the uncontested foreclosure by Limeridge and Endeavour on the collateral securing certain indebtedness for borrowed money owed by the Company to Limeridge and Endeavour, and (ii) cede control of the Company to Paladin through the issuance of the Series F Preferred Stock to Paladin. Paladin was designated by Limeridge under the Debt Restructuring Agreement to acquire the Series F Preferred Stock from the Company.

         In connection with the consummation of the transactions contemplated by the Debt Restructuring Agreement, on December 28, 2001, Richard Josephberg and Roger Lourie, each a member of the Company's three-member Board of Directors, resigned as directors of the Company. Upon their resignation from the Board of Directors, on December 28, 2001, Max Munn, then the Company's sole director, appointed Lawrence Shatsoff, a designee of Paladin, as a member of the Board of Directors. Thereafter, on December 31, 2001, Mr. Munn resigned from the Board of Directors.

         Under the Debt Restructuring Agreement, the Company restructured and reduced the Company's obligations for borrowed money to certain of its creditors, including, without limitation, Limeridge, Endeavour, Foothill Capital Corporation ("Foothill"), Donald M. Landis and Landis Brothers Corporation (collectively, "Landis"), Interiors Investors, LLC, a Delaware limited liability company ("Interiors Investors"), and Jimmy Webster ("Webster"). Set forth below is a brief description of the indebtedness owed by the Company to such parties and the effect the Debt Restructuring Agreement had on such indebtedness. For a complete description of the Company's indebtedness for borrowed money to Limeridge, Endeavour, Foothill, Interiors Investors, Landis and Webster, reference is hereby made to the reports previously filed by the Company under the Securities Exchange Act of 1934, as amended, including without limitation, the Company's Quarterly Report on Form 10-Q for the three month period ended September 30, 2001, which are incorporated herein by reference.

         A copy of the Debt Restructuring Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. Any description of the Debt Restructuring Agreement contained herein is qualified in its entirety by reference to such Exhibit.

Transactions With Limeridge and Endeavour

         In October 1999, the Company consummated a transaction with Limeridge pursuant to which, among other things, Limeridge loaned monies to the Company and in exchange therefor, the Company executed a Secured Convertible Promissory Note due September 29, 2004 in the principal amount of $13,540,626 in favor of Limeridge (the "Limeridge Note"). In December 1999, the Company consummated a transaction with Endeavour pursuant to which, among other things, Endeavour loaned monies to the Company and in exchange therefor, the Company executed a Secured Convertible Promissory Note in the principal amount of $1,744,518 in favor of Endeavour (the "Endeavour Note"). The obligations of the Company under the Limeridge Note and the Endeavour Note were secured by the Company's pledge of all of its right, title and interest in and to the all of the shares of capital stock (the "Petals Stock") of the Company's wholly-owned subsidiary, Petals, Inc., a Delaware corporation ("Petals").

         At various times since October 2000, the Company was in default of its obligations under the Limeridge Note, the Endeavour Note and the other loan documents entered into by the Company in connection with such notes. These events of default were described in detail in the Company Quarterly Report on Form 10-Q for the three months ended September 30, 2001. As a result, Limeridge and Endeavour exercised certain rights as secured lenders pursuant to such loan documents, including sending notices of default and acceleration of the indebtedness to the Company and advising the Company of their intention to foreclose on their security interests in the Petals Stock.

         On September 28, 2001, the Company entered into a Comprehensive Amendment, Guaranty and Security Agreement with Limeridge and Endeavour pursuant to which the Company granted to Limeridge and Endeavour a security interest in substantially all of the Company's assets in exchange for Limeridge and Endeavour's forbearance from foreclosing on the Limeridge Note and the Endeavour Note until December 31, 2001. The security interest granted to Limeridge and Endeavour was subordinated to the security interests securing the Foothill Loans (as defined below), the Interiors Investors Note (as defined below) and the Landis Note (as defined below). Subsequently, Limeridge and Endeavour advised the Company of further defaults under the Comprehensive Amendment, Guaranty and Security Agreement and of their intent to foreclose on all of the Petals Stock on December 27, 2001 (the "Foreclosure Date"). Such shares of capital stock represented all of the outstanding shares of capital stock in Petals.

         Pursuant to the terms and provisions of the Debt Restructuring Agreement, the Company reaffirmed its indebtedness to Limeridge and Endeavour in the amounts of $22,463,294.34 and $2,931,108.61 respectively. Such amounts included principal and interest under each of the Limeridge Note and the Endeavour Note, as well as fees and expenses and liquidated damages owing under certain of the other loan documents executed in connection with the Limeridge Note and the Endeavour Note. The Company also acknowledged that it was in default under such notes and loan documents.

         Pursuant to the Debt Restructuring Agreement, on the Foreclosure Date, the Company delivered to Limeridge and Endeavour, and Limeridge and Endeavour accepted, legal and beneficial title to the shares of capital stock in Petals owned by the Company in satisfaction of $7,350,000 of the total indebtedness owed by the Company to Limeridge and Endeavour. The Company agreed not to seek protection from creditors under Chapter 11 of the United States Bankruptcy Code prior to the Foreclosure Date.

         Of the total balance of the indebtedness owed to Limeridge and Endeavour, the Company amended and restated the original Limeridge Note and the original Endeavour Note by issuing: (i) to Limeridge an Amended and Restated Secured Convertible Note due December 31, 2008 in the original principal amount of $15,115,371.80 (the "Amended and Restated Limeridge Note"); and (ii) to Endeavour an Amended and Restated Secured Convertible Note due December 31, 2008 in the original principal amount of $1,972,417.47 (the "Amended and Restated Endeavour Note"). The Amended and Restated Limeridge Note and the Amended and Restated Endeavour Note each bear interest at a rate of 6.0% per annum. The obligations of the Company under these notes are secured by a subordinated security interest in all of the assets the Company and each of its subsidiaries, and in all of the outstanding shares of capital stock of the Company's subsidiaries owned by the Company and/or each of its subsidiaries.

         Limeridge and Endeavour may, and their sole option, elect to convert their respective amended and restated note into that number of shares of common stock of the Company (the "Common Stock"), which is determined by dividing the principal dollar amount of the note being converted by the conversion price, which shall be equal to 85.0% of the lesser of (i) the closing bid price of the Common Stock of the Company on December 27, 2001, or (ii) the average closing bid prices of the Common Stock of the Company for the five consecutive trading days immediately preceding a conversion date, subject to adjustment. However, if the Company merges with or acquires an entity with a pre-acquisition valuation of $15.0 million or more (a "Significant Transaction"), then the conversion price will be fixed based upon a discount mutually agreed upon by the Company and Limeridge or Endeavour, as the case may be, from the closing price of the Common Stock of the Company prior to the date of consummation of such Significant Transaction.

         The remaining $1.0 million of the total indebtedness owed by the Company to Limeridge and Endeavour was satisfied by the issuance by the Company to Paladin of the Series F Preferred Stock. The Series F Preferred Stock ranks, with respect to distribution rights upon the liquidation of the Company and dividend rights, senior to: (i) the Common Stock; (ii) the Class A Common Stock, par value $.001 per share, of the Company; (iii) the Class B Common Stock, par value $.001 per share, of the Company; (iv) the Series A 10% Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company; (v) the Series B 8% Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company; (vi) the Series C Convertible Preferred Stock, par value $.01 per share, of the Company; (vii) the Series D Preferred Stock, par value $.01 per share, of the Company; and (viii) the Series E Convertible Preferred Stock, par value $.01 per share, of the Company, and all other preferred stock of the Company (the "Junior Securities"), but shall be junior to or on a parity with such preferred stock of the Company the terms of which expressly provide that such preferred stock will rank senior to or on a parity with Series F Preferred Stock, as applicable. Without the consent of holders of over 50% of the then outstanding shares of Series F Preferred Stock, the Company cannot create, authorize or issue any other series of preferred stock which rank senior to or pari passu with the Series F Preferred Stock.

         In the event of any liquidation, dissolution or winding-up of the Company, the holders of shares of Series F Preferred Stock will receive, prior to any distribution to holders of Junior Securities, a distribution in the amount of $10.00 per share, subject to adjustment, plus all accrued and unpaid dividends on such shares as of the date of liquidation. Holders of Series F Preferred Stock are entitled to receive a cumulative dividend at an annual rate of 6.0% of $10.00, the original purchase price for the shares of Series F Preferred Stock, in cash or, at the option of any holder of Series F Preferred Stock, in shares of Common Stock.

         The Company may redeem the Series F Preferred Stock, in whole or in part, at any time and from time to time following the date on which the remaining indebtedness owed to Limeridge and Endeavour has been repaid in full. The price to be paid by the Company in connection with any such redemption shall be $10.00 per share, plus the amount of any accrued but unpaid dividends.

         The holders of the Series F Preferred Stock may, at their option, elect to have the Company redeem the Series F Preferred Stock, in whole or in part, at any time and from time to time following the date on which the Company shall have breached certain covenants contained in the Certificate of Designation, Preference and Rights of the Series F Preferred Stock. The price to be paid by the Company in connection with any such redemption shall be $10.00 per share, plus the amount of any accrued but unpaid dividends.

         Except with respect to the election of directors and as otherwise required by law, for so long as any obligations remain outstanding under the Amended and Restated Limeridge Note or the Amended and Restated Endeavour Note, the Series F Preferred Stock will vote as one class with the Common Stock on all matters submitted to a vote of the stockholders of the Company. Each share of Series F Preferred Stock shall be entitled to such number of votes as shall equal the quotient of (i) the aggregate number of shares of Common Stock into which the Amended and Restated Limeridge Note and the Amended and Restated Endeavour Note are convertible immediately after the close of business on the record date fixed for any meeting of stockholders or the effective date of any written consent of the stockholders of the Company, notwithstanding any limitation on the convertibility of the Amended and Restated Limeridge Note or the Amended and Restated Endeavour Note with respect to the percentage of shares of Common Stock into which such notes are convertible and notwithstanding whether or not there exists at such time a sufficient number of authorized shares of Common Stock for such conversion, divided by (ii) the number of shares of Series F Preferred Stock then outstanding.

         During the time that any amounts remain outstanding under the Amended and Restated Limeridge Note or the Amended and Restated Endeavour Note, the holders of the Series F Preferred Stock, voting separately as a class, shall have the right to elect to the Company's Board of Directors that number of directors representing 75% of the total number of directors then constituting the whole Board as fixed pursuant to the bylaws of the Company from time to time, at each meeting of stockholders (or pursuant to action by written consent) held (or taken) for the purpose of electing directors.

          A copy of each of the Amended and Restated Limeridge Note and the Amended and Restated Endeavour Note is filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K. Any description of such notes contained herein is qualified in its entirety by reference to such Exhibits.

         A copy of the Certificate of Designation, Preference and Rights of the Series F Preferred Stock is filed as Exhibit 2.1 to this Current Report on Form 8-K Any description of the Series F Preferred Stock contained herein is qualified in its entirety by reference to such Exhibit.

Transactions With Foothill and Martin Road, Ltd.

         On or about June 15, 2000, the Company and its subsidiaries, including Petals, entered into a Loan and Security Agreement with Foothill pursuant to which Foothill agreed to provide up to $25.0 million to the Company and its subsidiaries through term loans and a revolving credit facility (the "Foothill Loans"), subject to certain conditions. The Foothill Loans were secured by substantially all of the assets of the Company and its subsidiaries, including accounts receivable and inventory. Since August 2001, the Company has been in default of its obligations under the Foothill Loans, but Foothill has agreed, through a series of amendments to the Foothill Loans, to, among other things, forbear from taking any action to collect any amounts owed to them under the Foothill Loans.

         Pursuant to the Debt Restructuring Agreement and an Assignment and Assumption Agreement dated as of December 27, 2001 (the "Assignment and Assumption Agreement") by and between Foothill and Martin Road, Ltd., a corporation formed under the laws of the British Virgin Islands ("Martin Road"), on the Foreclosure Date Martin Road acquired all of the outstanding indebtedness for borrowed money, plus all accrued interest thereon and costs associated therewith, owed by the Company to Foothill under the Foothill Loans. In exchange therefor Martin Road paid to Foothill approximately $2.0 million, the full amount owed by the Company to Foothill on the Foreclosure Date under the Foothill Loans. In connection therewith, Martin Road acquired by assignment all of Foothill's first priority liens and other rights in and to the assets and properties of the Company and its subsidiaries, including, without limitation, Petals, but excluding the assets and properties of the Company's APF Master Framemakers Division. For more information about the Company's APF Master Framemakers Division, see "Item 2. Acquisition or Disposition of Assets" below.

         In addition, on the Foreclosure Date Martin Road made available to the Company and Petals up to $2.0 million under the assigned credit facility from Foothill, as a senior secured line of credit (the "Martin Road Credit Line"). On the Foreclosure Date, the Company and Petals borrowed the full amount available under the Martin Road Credit Line to, among other things, (i) pay to Landis $1.1 million in partial satisfaction of $2.1 million of indebtedness for borrowed money owed by the Company to Landis, in exchange for which Landis released certain claims against Max Munn, the former Chairman, Chief Executive Officer and President of the Company, and his spouse Laurie Munn, as well as personal guaranties given by Mr. and Mrs. Munn securing the obligations of the Company in respect of such indebtedness, and (ii) provide Petals with working capital to meet its seasonal cash requirements.

Transactions With Landis

         In July 2000, the Company issued to Donald M. Landis a $2.0 million promissory note due July 27, 2001 (the "Landis Note"). The Landis Note replaced two separate $1.0 million promissory notes previously issued to Mr. Landis and Landis Brothers Corporation, respectively. The Landis Note was personally guaranteed by Max Munn, the Chairman, President and Chief Executive Officer of the Company, and his spouse.

         Pursuant to the Debt Restructuring Agreement, on the Foreclosure Date and upon its receipt from the Company of the $1.1 million borrowed by the Company under the Martin Road Credit Line, Landis agreed to permit the Company to assign the remaining $1.0 million of indebtedness outstanding under the Landis Note to APF Acquisition Corp. For more information about the assignment of such indebtedness to APF Acquisition Corp., see "Item 2. Acquisition or Disposition of Assets" below. In addition, Landis released the Company and Petals from any further obligations under the Landis Note, and released Max Munn and Laurie Munn from their obligations under personal guaranties given by Mr. and Mrs. Munn to secure the obligations of the Company and Petals under the Landis Note.

Transactions With Interiors Investors, Berman and Webster

         On March 19, 2001, Petals and Stylecraft executed a Senior Subordinated Secured Note due March 14, 2002 in favor of Interiors Investors (the "Investors Note") in the original principal amount of $5.0 million. The Interiors Investors Note was subordinated to the Company's obligations owed to Foothill, and was secured by substantially all of the assets of Petals and Stylecraft and guaranteed by the Company and Max Munn, at the time the Company's Chairman, Chief Executive Officer and President, and his spouse. From time to time, the Company was required to prepay amounts owing under the Investors Note out of proceeds from the sale of the assets or capital stock of the Company's subsidiaries. Interiors Investors is owned by Robert Berman, who controls Berman Industries, Inc., Stylecraft's largest vendor, and Webster, Stylecraft's Chief Executive Officer.

         On October 1, 2001, Stylecraft sold substantially all of its assets to Stylecraft Acquisition, Inc., and in connection therewith, repaid $3.0 million principal amount of the Investors Note from the proceeds of such sale. In addition, Petals and Stylecraft entered into a letter agreement (the "Second Investors Letter Agreement"), pursuant to which upon the sale of the assets or capital stock of Petals, the Company is obligated to pay Interiors Investors $200,000 plus $30,000 for each calendar month after April 1, 2002 until such event occurs. The Second Investors Letter Agreement expires on September 28, 2004. In addition, Petals issued a promissory note due March 31, 2002 in the amount of $224,894 (the "Berman Note") in favor of Berman Industries, Inc. ("Berman"). The Berman Note is secured by a lien on substantially all of the assets of the Company and Petals and the Petals Stock, and is guaranteed by Max Munn and his spouse. In addition, the Company issued a promissory note in the amount of $665,000 to Webster (the "Webster Note") as compensation triggered by the sale of Stylecraft. The Webster Note was personally guaranteed by Max Munn and his spouse, and was secured by the shares of Series E Preferred Stock and Class B Common Stock of the Company owned by Mr. Munn and his wife (the "Munn Shares").

         In connection with the Debt Restructuring Agreement, in exchange for the issuance by Petals to Interiors Investors of a Second Amended and Restated Promissory Note dated December 27, 2001 in the aggregate principal amount of $2,386,760.81 (the "Second Amended Investors Note"), Interiors Investors released its security interest in and lien on the Petals Stock and consented to the foreclosure by Limeridge and Endeavour on the Petals Stock. In addition, Interiors Investors terminated the personal guaranties given by Max Munn and his spouse.

         In addition, in connection with the Debt Restructuring Agreement and in exchange for the issuance by Petals to Berman, in substitution of the Berman Note, of an Amended and Restated Promissory Note dated December 27, 2001 in the aggregate principal amount of $239,804.65 (the "Amended Berman Note"), Berman consented to the foreclosure by Limeridge and Endeavour on the Petals Stock and terminated the personal guaranties given by Max Munn and his spouse.

         Also in connection with the Debt Restructuring Agreement and in exchange for the issuance by Petals to Webster, in substitution of the Webster Note, of an Amended and Restated Promissory Note dated December 27, 2001 in the aggregate principal amount of $692,062.45 (the "Amended Webster Note"), Webster released his security interest in and lien on the Munn Shares and consented to the foreclosure by Limeridge and Endeavour on the Petals Stock. In addition, Webster terminated the personal guaranties given by Max Munn and his spouse.

         In addition, in connection with the Debt Restructuring Agreement and the Assignment and Assumption Agreement, Interiors Investors, Berman and Webster each released their respective security interests in and liens on that portion of the assets of the Company constituting the APF Master Framemakers Division of the Company. For more information about APF Master Framemakers Division of the Company, see "Item 2. Acquisition or Disposition of Assets" below.

Item 2. Acquisition or Disposition of Assets.

         On December 27, 2001, pursuant to the terms of an Asset Purchase Agreement dated as of December 24, 2001 by and among APF Acquisition Corp., a Delaware corporation ("APF Acquisition"), Max Munn, Laurie Munn and the Company (the "APF Acquisition Agreement"), the Company sold all of the assets and certain liabilities relating to its APF Master Framemakers Division, based in Mount Vernon, New York, to APF Acquisition. APF Acquisition is wholly-owned by Laurie Munn, the spouse of Max Munn, the former Chairman, Chief Executive Officer and President of the Company.

         The purchase price paid by APF Acquisition for the assets of the APF Master Framemakers Division was $1,750,000, consisting of: (i) the assumption by APF Acquisition of $1.0 million owed by the Company to Landis, as evidenced by a secured promissory note of APF Acquisition in favor of Landis in the principal amount of $1.0 million (the "Landis APF Note"); and (ii) a secured promissory note of APF Acquisition in favor of the Company in the principal amount of $750,000 (the "APF Note"), subject to reduction.

         The Landis APF Note matures on December 31, 2003, and bears interest at the rate of 14.0% per annum. The Landis APF Note is secured by, among other things, a lien and security interest on all of the assets and properties of APF Acquisition, as well as a mortgage lien and security interest in certain residential property owned by Max Munn and Laurie Munn. Mr. and Mrs. Munn also have personally guaranteed the obligations of APF Acquisition under the Landis APF Note.

         The APF Note matures on December 27, 2005 (the "Maturity Date"), and bears interest at the rate of 10.0% per annum until June 30, 2002, and 7.0% per annum from and after June 30, 2002 until the Maturity Date. The principal amount of the APF Note is payable in two installments. The first installment of $500,000 is due and payable on December 27, 2003. The second installment of $250,000, together with all interest accrued on the APF Note, is due and payable on the Maturity Date. The second installment of the APF Note will be automatically cancelled and the APF Note will be deemed to have been paid in full if (i) by March 31, 2002, APF Acquisition is able to obtain for the Company a full and complete release of the Company's obligations under its lease for its principal executive offices at 320 Washington Street, Mount Vernon, New York from the owner of such property, and (ii) APF Acquisition prepays the first installment of the APF Note by December 27, 2002.

         The obligations of APF Acquisition under the APF Note are secured by a security interest granted by APF Acquisition in all of the assets of APF Acquisition, and by a pledge by Max Munn and Laurie Munn of all of the capital stock they own in APF Acquisition. In addition, the obligations of APF Acquisition under the APF Acquisition Agreement and the APF Note are personally guaranteed by Max Munn and Laurie Munn.

         The consummation of the transactions contemplated by the APF Acquisition Agreement was subject to the delivery, at closing, of a fairness opinion of and appraisal by Empire Valuation Consultants. Max Munn, the former Chairman, Chief Executive Officer and President of the Company, abstained from participating in the Board's approval of the transactions contemplated by the APF Acquisition Agreement.

         In addition, the Company retained Max Munn as a consultant until June 30, 2002. During the term of the consulting agreement between the Company and Mr. Munn, the Company shall pay to Mr. Munn a fee of $10,000 per month for his services. In addition, under the consulting agreement Mr. Munn will receive a bonus of $150,000 from the Company if APF Acquisition repays the full amount outstanding under the APF Note by December 31, 2002.

         Upon the consummation of the transactions contemplated by the APF Acquisition Agreement, pursuant to the terms and provisions of a Securities Cancellation and Redemption Agreement dated as of December 27, 2001 by and among the Company, Max Munn and Laurie Munn, upon the receipt by Mr. and Mrs. Munn of certain general releases from the Company, Limeridge, Endeavour, Landis and Webster, Mr. and Mrs. Munn transferred back to the Company for cancellation all of the shares of Class B Common Stock and Series E Preferred Stock of the Company they owned. In connection with the redemption and cancellation of such shares, the Company released Mr. and Mrs. Munn from all indebtedness and other liabilities owed by them to the Company in connection with their original purchase of shares (aggregating approximately $3.5 million).

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  Not Applicable.

         (c)      Exhibits.


Exhibit No.                                 Description
-----------                                 -----------

2.1 Certificate of Designation, Preference and Rights of 6.0% Series F Preferred Stock.

10.1 Debt Restructuring Agreement dated December 24, 2001, between, on the one hand, the Company and its subsidiaries Petals, Inc., TBD Three, Inc., f/k/a Stylecraft Lamps, Inc., Habitat Solutions, Inc. and Concepts 4, Inc., and, on the other hand, Limeridge and Endeavour.

10.2 Amended and Restated Secured Convertible Note of the Company due December 31, 2008, in the original principal amount of $15,115,371.80, issued to Limeridge.

10.3 Amended and Restated Secured Convertible Note of the Company due December 31, 2008, in the original principal amount of $1,972,417.47, issued to Endeavour.

10.4 Amended and Restated Security Agreement by and among the Company, its subsidiaries and Limeridge, dated December 27, 2001.

10.5 Amended and Restated Security Agreement by and among the Company, its subsidiaries and Endeavour, dated December 27, 2001.

10.6 Asset Purchase Agreement, dated as of December 24, 2001, by and among APF Acquisition Corp., Max Munn, Laurie Munn and the Company.

10.7 Promissory Note of APF Acquisition Corp., dated December 27, 2001, in the original principal amount of $750,000, issued to the Company.

10.8 Guaranty, dated December 27, 2001, given by Max Munn and Laurie Munn in favor of the Company.

10.9 Security Agreement, dated as of December 27, 2001, by and among APF Acquisition Corp. and the Company.

10.10 Stock Pledge Agreement, dated as of December 27, 2001, by and among Max Munn, Laurie Munn, APF Acquisition Corp. and the Company.

10.11 Consulting Agreement, dated as of December 27, 2001, by and among Max Munn and the Company.

10.12 Securities Cancellation and Redemption Agreement, dated as of December 27, 2001, by and among the Company, Max Munn and Laurie Munn.

10.13 Fairness opinion of Empire Valuation Consultants, Inc., dated as of December 27, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            INTERIORS, INC.


Date:  January 23, 2002                     By: /s/ Lawrence Shatsoff
                                               -------------------------------
                                                  Lawrence Shatsoff
                                                  Executive Vice President

                                  EXHIBIT INDEX

Exhibit No.                                    Description
-----------                                    -----------

2.1 Certificate of Designation, Preference and Rights of 6.0% Series F Preferred Stock.

10.1 Debt Restructuring Agreement dated December 24, 2001, between, on the one hand, the Company and its subsidiaries Petals, Inc., TBD Three, Inc., f/k/a Stylecraft Lamps, Inc., Habitat Solutions, Inc. and Concepts 4, Inc., and, on the other hand, Limeridge and Endeavour.

10.2 Amended and Restated Secured Convertible Note of the Company due December 31, 2008, in the original principal amount of $15,115,371.80, issued to Limeridge.

10.3 Amended and Restated Secured Convertible Note of the Company due December 31, 2008, in the original principal amount of $1,972,417.47, issued to Endeavour.

10.4 Amended and Restated Security Agreement by and among the Company, its subsidiaries and Limeridge, dated December 27, 2001.

10.5 Amended and Restated Security Agreement by and among the Company, its subsidiaries and Endeavour, dated December 27, 2001.

10.6 Asset Purchase Agreement, dated as of December 24, 2001, by and among APF Acquisition Corp., Max Munn, Laurie Munn and the Company.

10.7 Promissory Note of APF Acquisition Corp., dated December 27, 2001, in the original principal amount of $750,000, issued to the Company.

10.8 Guaranty, dated December 27, 2001, given by Max Munn and Laurie Munn in favor of the Company.

10.9 Security Agreement, dated as of December 27, 2001, by and among APF Acquisition Corp. and the Company.

10.10 Stock Pledge Agreement, dated as of December 27, 2001, by and among Max Munn, Laurie Munn, APF Acquisition Corp. and the Company.

10.11 Consulting Agreement, dated as of December 27, 2001, by and among Max Munn and the Company.

10.12 Securities Cancellation and Redemption Agreement, dated as of December 27, 2001, by and among the Company, Max Munn and Laurie Munn.

10.13 Fairness opinion of Empire Valuation Consultants, Inc., dated as of December 27, 2001.